SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 9, 2004

VIA NET.WORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-29391	84-1412512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

H. Walaardt Sacrestraat 401-403, 1117 BM Schiphol, Amsterdam, The Netherlands
(Address of principal executive offices)

Registrant’s telephone number, including area code: +31 20 502 0000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry Into a Material Definitive Agreement

See Item 5.02 of this Current Report on Form 8-K regarding the employment agreement between VIA NET.WORKS, Inc. (the “Company”) and Cameron Mackenzie.

Item 5.02       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 9, 2004, Cameron Mackenzie, who has served as Interim Chief Financial Officer of the Company since April 2004, was officially appointed as Chief Financial Officer.  The Company issued a press release regarding Mr. Mackenzie’s appointment as Chief Financial Officer on November 9, 2004, which is attached hereto as Exhibit 99.1.

Mr. Mackenzie is a member of The Institute of Chartered Accountants of Scotland and has over 15 years of experience in senior finance positions at U.S. and European multinational companies. Prior to becoming Interim Chief Financial Officer of the Company, Mr. Mackenzie served as Interim CFO for Merlin Vox Holdings SA during 2003-2004. From 2000-2003, Mr. Mackenzie served as the CFO and Company Secretary of MobileFuture PLC. From 1997-2000, Mr. Mackenzie was the International CFO of the Mail & Messaging Technologies division of the Bell & Howell Company. During 1995-1997, Mr. Mackenzie served as the Finance Director of the Private Mobile Radio division of Philips Electronics and subsequently Simoco International Limited following the divestment from the Philips Group. From 1985-1995 Mr Mackenzie held a number of progressively senior financial management roles at Otis Plc, the UK Elevator subsidiary of United Technologies Corporation. Mr. Mackenzie is 51 years old.

Mr. Mackenzie entered into an employment agreement with the Company on November 9, 2004.  A copy of the agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.  Under the agreement, Mr. Mackenzie will receive an annual base salary in the amount of £130,000, together with a car allowance and a pension contribution.  He will be eligible to participate in VIA’s executive bonus program under which he will be eligible for an annual bonus of up to fifty percent (50%) of his base salary, part of which is dependant on satisfaction of individual objectives and part of which is dependant on the achievement by VIA of specified corporate objectives.  The agreement also provides that until June 1, 2005, VIA may terminate Mr. Mackenzie’s employment on three months’ notice, and thereafter, on six months notice.  Mr. Mackenzie may terminate at any time on three months’ notice.

There is no pre-existing arrangement or understanding which required Mr. Mackenzie to be selected as Chief Financial Officer, and there are no family relationships between or among Mr. Mackenzie and members of his family and any other director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company.

Item 9.01       Financial Statements and Exhibits.

(c)           Exhibits.

10.1 Employment Agreement dated November 9, 2004 between VIA NET.WORKS, Inc. and Cameron Mackenzie.

99.1 Press Release dated November 9, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIA NET.WORKS, INC.
(Registrant)

/s/ Matt S. Nydell
Matt S. Nydell
Senior Vice President, General Counsel & Secretary

Date: November 10, 2004

Exhibit Index

10.1                           Employment Agreement dated November 9, 2004 between VIA NET.WORKS, Inc. and Cameron Mackenzie.

99.1                           Press Release dated November 9, 2004.